Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE ANNOUNCES THIRD-QUARTER RESULTS

Rockford, Michigan, October 18, 2016 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 10, 2016. Adjusted financial results exclude restructuring and impairment costs as well as debt extinguishment and other costs. References to underlying revenue indicate reported revenue adjusted for the impact of foreign exchange, retail store closures, and the exit of the Cushe business.

"We delivered strong earnings results on revenue in line with our expectations for the third quarter, despite the tepid retail environment," said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. "Importantly, we also continued to make excellent progress in strengthening our product innovation pipeline with an intense focus on our consumers. The Company's position - premised on a core portfolio of global, industry-leading brands - remains strong, and we believe the investments and initiatives we’re pursuing today will deliver greater value to shareholders in 2017 and beyond."

THIRD-QUARTER 2016 REVIEW

•	Reported revenue of $603.7 million was in line with our expectations, declining 11.1% versus the prior year. Underlying revenue declined 8.6% versus the prior year.

•	Reported gross margin of 39.3%, compared to 40.0% in the prior year, was slightly better than expected. Adjusted gross margin on a constant currency basis was 40.0%, flat versus the prior year.

•
Reported operating margin was 11.4%, compared to 11.2% in the prior year. Adjusted operating margin on a constant currency basis was 12.2%, up 30 basis points versus the prior year's adjusted operating margin.

•
Reported diluted earnings per share were $0.49, compared to $0.44 in the prior year. Adjusted diluted earnings per share were $0.49, in line with our expectations, and, on an adjusted constant currency basis, were $0.51, compared to $0.48 in the prior year.

•	Inventory at the end of the quarter was down 7.6% compared to the prior year.

•	Cash generated by operating activities in the quarter was a strong $70.4 million, compared to $14.9 million in the prior year.

•
The Company successfully issued $250 million of 5.000% Senior Notes due 2026 and, subsequent to the close of the quarter, used the net proceeds together with borrowings under its Senior Credit Facilities and cash on hand to fund the redemption of its outstanding $375 million, 6.125% Senior Notes due 2020.

•
The Company announced a new four-year share repurchase program, authorizing up to $300 million in share repurchases that replaces the remaining balance of the Company's 2014 share repurchase program, and repurchased 417,816 shares during the quarter at an average price of $23.55 per share.

"While the macro environment remains challenging, we are pleased with our ability to drive operating margin expansion and earnings per share growth in the quarter," stated Mike Stornant, Senior Vice President and Chief Financial Officer.  "We effectively managed inventory and expenses, generated very strong cash flow, and improved our working capital position, all of which we expect to continue into the fourth quarter. Looking ahead, we remain focused on driving operational improvements across the portfolio, including a review of strategic alternatives for some areas of the business."

FISCAL 2016 OUTLOOK
The Company's outlook range for full-year reported revenue and adjusted diluted earnings per share remains unchanged. Given tepid conditions, the Company now expects full-year reported revenue at the lower end of the range and full-year adjusted diluted earnings per share near the midpoint of the range. Inventory expectations for year end have improved. The Company's fiscal 2016 outlook ranges are as follows:

•	Consolidated reported revenue in the range of $2.475 billion to $2.575 billion, a decline of approximately 8.0% to 4.3%.

•	A decline in consolidated underlying revenue of approximately 5.6% to 1.8%, reflecting the updated impact of currency and store closures.

•	Reported diluted earnings per share in the range of $1.02 to $1.12, updated to incorporate the impact of debt extinguishment costs.

•	Adjusted diluted earnings per share in the range of $1.30 to $1.40. On a constant currency basis, adjusted earnings per share in the range of $1.48 to $1.58.

•	Inventory levels to be down low teens by year end versus 2015.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company's ability to successfully execute key strategic initiatives, the Company’s ability to accelerate growth and improve earnings performance; the advantages of the Company's diversified business model; the Company's ability to leverage operational strengths to enhance earnings and drive shareholder value; and the Company's fiscal 2016 guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	12 Weeks Ended		36 Weeks Ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
Revenue	$603.7	$678.9	$1,765.0	$1,940.4
Cost of goods sold	366.1	407.2	1,068.1	1,160.9
Restructuring costs	0.3	—	4.2	—
Gross profit	237.3	271.7	692.7	779.5
Gross margin	39.3%	40.0%	39.2%	40.2%

Selling, general and administrative expenses	167.4	191.0	534.5	584.9
Restructuring and impairment costs	0.9	4.8	13.4	7.5
Operating expenses	168.3	195.8	547.9	592.4
Operating expenses as a % of revenue	27.9%	28.8%	31.0%	30.5%

Operating profit	69.0	75.9	144.8	187.1
Operating margin	11.4%	11.2%	8.2%	9.6%

Interest expense, net	8.6	9.0	24.9	27.5
Debt extinguishment and other costs	0.5	1.6	0.5	1.6
Other expense, net	—	0.5	1.0	1.3
Total other expenses	9.1	11.1	26.4	30.4
Earnings before income taxes	59.9	64.8	118.4	156.7

Income tax expense	11.7	18.8	28.5	45.4
Effective tax rate	19.5%	29.0%	24.1%	29.0%

Net earnings	48.2	46.0	89.9	111.3

Less: net earnings attributable to noncontrolling interests	—	0.2	0.3	0.1
Net earnings attributable to Wolverine World Wide, Inc.	$48.2	$45.8	$89.6	$111.2
Diluted earnings per share	$0.49	$0.44	$0.91	$1.08

Supplemental information:
Net earnings used to calculate diluted earnings per share	$47.2	$45.0	$87.7	$109.3
Shares used to calculate earnings per share	96.9	101.3	96.3	101.2
Weighted average shares outstanding	99.4	103.0	99.4	102.9

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 10, 2016	September 12, 2015
ASSETS
Cash and cash equivalents	$530.9	$196.4
Accounts receivables, net	309.5	374.6
Inventories, net	457.6	495.5
Other current assets	42.6	67.7
Total current assets	1,340.6	1,134.2
Property, plant and equipment, net	148.8	144.3
Goodwill and other indefinite-lived intangibles	1,115.2	1,120.0
Other non-current assets	154.4	178.7
Total assets	$2,759.0	$2,577.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$330.1	$352.1
Current maturities of long-term debt	393.5	11.2
Borrowings under revolving credit agreements	1.2	—
Total current liabilities	724.8	363.3
Long-term debt	657.7	803.4
Other non-current liabilities	335.8	383.9
Stockholders' equity	1,040.7	1,026.6
Total liabilities and stockholders' equity	$2,759.0	$2,577.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	36 Weeks Ended
	September 10, 2016	September 12, 2015
OPERATING ACTIVITIES:
Net earnings	$89.9	$111.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30.0	32.8
Stock-based compensation expense	15.3	17.4
Excess tax benefits from stock-based compensation	(0.4)	(4.5)
Pension and SERP expense	7.3	19.3
Debt extinguishment costs	—	1.6
Restructuring and impairment costs	17.6	7.5
Other	(17.0)	(10.1)
Changes in operating assets and liabilities	0.5	(65.5)
Net cash provided by operating activities	143.2	109.8

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(34.4)	(28.6)
Investment in joint venture	(0.5)	—
Other	10.4	(4.3)
Net cash used in investing activities	(24.5)	(32.9)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements	1.2	—
Borrowings of long-term debt	250.0	450.0
Payments on long-term debt	(5.7)	(525.2)
Payments of debt issuance costs	(3.4)	(2.4)
Cash dividends paid	(17.7)	(18.3)
Purchase of common stock for treasury	(11.4)	(12.6)
Purchases of shares under employee stock plans	(4.7)	(7.6)
Proceeds from the exercise of stock options	5.6	12.8
Excess tax benefits from stock-based compensation	0.4	4.5
Contributions from noncontrolling interests	2.2	—
Net cash provided by (used in) financing activities	216.5	(98.8)

Effect of foreign exchange rate changes	1.6	(5.5)
Increase (decrease) in cash and cash equivalents	336.8	(27.4)

Cash and cash equivalents at beginning of the year	194.1	223.8
Cash and cash equivalents at end of the period	$530.9	$196.4

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2016 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO
UNDERLYING REVENUE*
(Unaudited)
(In millions)

	GAAP Basis Fiscal 2016 Q3	Foreign Exchange Impact	Fiscal 2016 Q3 Constant Currency Basis	GAAP Basis Fiscal 2015 Q3	Adjustments (1)	Fiscal 2015 Q3 Adjusted Basis	Underlying Growth	Reported Growth

Revenue	$603.7	$4.1	$607.8	$678.9	$(14.0)	$664.9	(8.6)%	(11.1)%

(1)	Adjustments include the impact from retail store closures and the exit of the Cushe business.

RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2016 Q3	$237.3	$5.5	$0.3	$243.1

Gross margin	39.3%			40.0%

Gross Profit - Fiscal 2015 Q3	$271.7			$271.7

Gross margin	40.0%			40.0%
(1)     Adjustments include the impact from restructuring costs.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Foreign Exchange Impact	Adjustments (1)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2016 Q3	$69.0	$4.1	$1.2	$74.3

Operating margin	11.4%			12.2%

Operating Profit - Fiscal 2015 Q3	$75.9		$4.8	$80.7

Operating margin	11.2%			11.9%

(1)	Adjustments include restructuring and impairment costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS ON
A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2016 Q3	$0.49	$—	$0.49	$0.02	$0.51

Fiscal 2015 Q3	$0.44	$0.04	$0.48
(1) Adjustments include the impact of restructuring and impairment costs and debt extinguishment and other costs.

2016 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2016 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2016 Revenue Guidance	$ 2,475 - 2,575	$18.0		$ 2,493 - 2,593
Fiscal 2015 Revenue	$2,691.6		$(51.1)	$2,640.5
Percentage decline	(8.0) - (4.3)%			(5.6) - (1.8)%

(1)	Adjustments include the impact from retail store closures and the exited Cushe business.

RECONCILIATION OF FISCAL 2016 FULL-YEAR DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2016 Guidance	Adjustments (1)	As Adjusted Full-Year 2016 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2016 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.02 - 1.12	$0.28	$ 1.30 - 1.40	$0.18	$ 1.48 - 1.58
(1) Adjustments include estimated restructuring and impairment costs and estimated debt extinguishment and other costs.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs and debt extinguishment and other costs were excluded.  The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures and the exit of the Cushe business in fiscal 2016. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.